Exhibit 3.1

SECRETARY OF STATE

ALL FOR OUR COUNTRY

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NORTH AMERICA EDUCATION HOLDINGS INC.**, did on **October 8, 2004** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **October 8, 2004.**

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

Oct. 8. 2004 7:54AM No.6569 P. 6

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 27285-04

OCT 08 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NORTH AMERICA EDUCATION HOLDINGS INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 (Street Address) · Reno (City) · NEVADA · 89511 (Zip Code) None (Optional Mailing Address) · City · State · Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 · Par value: $ $0.00001 · Number of shares without par value: None
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Anita Tong (Name) 2163 - 4500 Kingsway (Street Address) · Burnaby (City) · B.C. (State) · V5H 2A9 (Zip Code) 2. Sally Chan (Name) 15 - 4811 Blair Drive (Street Address) · Richmond (City) · B.C. (State) · V6X 4E3 (Zip Code) 3. Name Street Address · City · State · Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity and acts desireable to accomplish such purpose.
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Conrad C. Lysiak (Name) · [signature] (Signature) 601 West First Avenue, Suite 503 (Address) · Spokane (City) · WA (State) · 99201 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company · Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

NORTH AMERICA EDUCATION HOLDINGS INC.
ADDITIONAL ARTICLES

Section 1. Acquisition of Controlling Interest.

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 2. Combinations with Interest Stockholders.

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 3. Liability.

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)     acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)     the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 3 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 4. Indemnification

(a)     Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)     Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 4, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)     Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 4 are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise.

(d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e)     Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Oct. 8. 2004 7:56AM No.6569 P. 12

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of NORTH AMERICA EDUCATION HOLDINGS INC.
(Name of business entity)

I, THE CORPORATION TRUST COMPANY OF NEVADA
(Name of resident agent)

hereby state that on 10/08/2004 (Date) ; I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

6100 NEIL ROAD
Physical Street Address

500
Suite number

RENO
City

NEVADA

89511
Zip Code

Optional:

Additional Mailing Address

Suite number

City

State

Zip Code

Signature: Jack Caskey

Authorized Signature of R.A. or On Behalf of R.A. Company
Jack C. Caskey, Assistant Secretary

10/8/04
Date

TOTAL P.02

STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office.

OCT 0 8 2004

Dean Heller

By